COHEN                    Cohen Fund Audit Services, Ltd. - 440.835.8500
FUND AUDIT SERVICES           800 Westpoint Pkwy., Suite 100  - 440.835.1093 fax
                              Westlake, OH  44145-1524

                              www.cohenfund.com





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As the independent registered public accounting firm, we hereby consent to the use of our report dated March 18, 2008, on the statement of assets and liabilities of The RAM Funds, comprising The RAM Capital Appreciation Fund, as of March 13, 2008 and to all references to our firm included in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to The RAM Funds Registration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
March 18, 2008




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
an independent member of                                                              SERVICE SQ
BAKER TILLY          REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD    QUALITY   IF
INTERNATIONAL                                                                           INNOVATION
                                                                                          AND FUN
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